Exhibit 99.1
Rivian Produced 10,020 Vehicles in Q4 2022

Irvine, California, January 3, 2023: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced production totals for the quarter ending December 31, 2022. The company produced 10,020 vehicles at its manufacturing facility in Normal, Illinois and delivered 8,054 vehicles during the same period.

On a full-year 2022 basis, the company produced 24,337 vehicles and delivered 20,332 vehicles.

About Rivian:

Rivian exists to create products and services that help our planet transition to carbon neutral energy and transportation. Rivian designs, develops, and manufactures category-defining electric vehicles and accessories and sells them directly to customers in the consumer and commercial markets. Rivian complements its vehicles with a full suite of proprietary, value-added services that address the entire lifecycle of the vehicle and deepen its customer relationships. Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter, media@rivian.com